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                                EXHIBIT 11.0
                             PEGASUS GOLD INC.
                    COMPUTATION OF EARNINGS PER SHARE
                 (in Thousands, except for share amounts)

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
                                                             Three Months Ended        Nine Months Ended
                                                                September 30,            September 30,
                                                             ------------------      ---------------------
                                                              1996        1995         1996          1995
                                                             -------     ------      -------       -------
PRIMARY:
Earnings:
     Net income (loss) applicable to primary
       earnings per share calculation                        $(7,792)      $106      $(9,492)      $(2,907)
                                                             -------     ------      -------       -------
                                                             -------     ------      -------       -------

Weighed Average number of shares outstanding:
     Common shares and equivalents                            41,070     34,709       40,411        34,678
     Additional shared outstanding assuming exercise
       of stock options reduced by the number of shares
       which could have been purchased with the
       proceeds from the exercise of such options                 65        127          268            75
                                                             -------     ------      -------       -------

Weighted average number of shares outstanding, as
  adjusted                                                    41,135     34,836       40,679        34,753
                                                             -------     ------      -------       -------
                                                             -------     ------      -------       -------

Net income (loss) per share - primary                         $(0.19)    $(0.00)      $(0.23)       $(0.08)
                                                             -------     ------      -------       -------
                                                             -------     ------      -------       -------

FULLY DILUTED:
Earnings:
     Net income (loss)                                       $(7,792)      $106      $(9,492)      $(2,907)
                                                             -------     ------      -------       -------

     Add:
       Interest relating to 6.25% convertible
         subordinated notes, net of tax                          (17)     1,002          240         2,436
       Amortization of issuance costs relating to 6.25%
         convertible subordinated notes, net of tax              130        130          390           234
                                                             -------     ------      -------       -------

     Net income (loss) applicable to fully diluted
       earnings per share calculation                        $(7,679)    $1,238      $(8,862)        $(237)
                                                             -------     ------      -------       -------
                                                             -------     ------      -------       -------

Weighted Average number of share outstanding:
     Common Shares and Equivalents                            41,070     34,709       40,411        34,678
     Additional shares outstanding assuming exercise
       of stock options reduced by the number of shares
       which could have been purchased with the
       proceeds from the exercise of such options                 65        300          272           227
     Additional average shares outstanding assuming
       conversion of 6.25% convertible subordinated notes      7,709      5,139        7,709         7,708
                                                             -------     ------      -------       -------

Weighted average number of shares outstanding, as
  adjusted                                                    48,844     40,148       48,392        42,613
                                                             -------     ------      -------       -------
                                                             -------     ------      -------       -------

Net income (loss) per share - fully diluted(a)                $(0.16)     $0.03       $(0.18)       $(0.01)
                                                             -------     ------      -------       -------
                                                             -------     ------      -------       -------

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(a) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.